Exhibit 99.1

NEWS RELEASE

Investor/Media Contact:

Stacy Roughan

NuVasive, Inc.

1-858-909-1812

sroughan@nuvasive.com

NUVASIVE REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

Company Drives Record High Revenue of $811.1 Million and

Delivers Record Profitability Expansion of 400 Basis Points for the Full Year 2015

Completes Acquisition of Ellipse Technologies, Inc. and Provides

Updated 2016 Financial Performance Guidance

SAN DIEGO, CA – February 11, 2016 - NuVasive, Inc. (Nasdaq: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today financial results for the quarter and full year ended December 31, 2015. Key performance highlights included:

Fourth Quarter 2015:

•	Revenue increased 5.4% to $215.3 million, or 6.8% on a constant currency basis;

•	Non-GAAP operating profit margin up 240 basis points to 17.1%; GAAP operating profit margin of 13.7%; and

•	Non-GAAP diluted earnings per share of $0.35; GAAP diluted earnings per share of $0.22.

Full Year 2015:

•	Revenue increased 6.4% to $811.1 million, or 8.2% on a constant currency basis;

•	Non-GAAP operating profit margin up 400 basis points to 15.4%; GAAP operating profit margin of 17.1%; and

•	Non-GAAP diluted earnings per share of $1.31; GAAP diluted earnings per share of $1.26.

The Company also announced the completion of its acquisition of Ellipse Technologies.

“We are pleased to report strong results for 2015 that demonstrate solid revenue growth as NuVasive continues to gain market share globally, as well as record operating profit margin expansion for the year,” said Gregory T. Lucier, Chairman and Chief Executive Officer of NuVasive. “In 2016, we expect to drive further market share gains fueled by the launch of innovations that fulfill unmet clinical and economic needs, coupled with additional investment in our commercial teams around the world. Very selectively, we also intend to explore compelling inorganic opportunities that add value, such as today’s completion of the acquisition of Ellipse Technologies, and reinforce our focus on transformative spine solutions. We remain committed to delivering more profitable growth as we scale the business, drive world-class operations and increase our in-sourced manufacturing capabilities. This winning combination of disruptive innovation, strategic growth and enhanced profitability will create value for our shareholders, and position us well on the path to achieving our long-term performance targets.”

A full reconciliation of non-GAAP to GAAP measures can be found in the tables of this news release.

Fourth Quarter and Full Year 2015 Results

NuVasive reported fourth quarter 2015 total revenue of $215.3 million, a 5.4% increase compared to $204.3 million for the fourth quarter 2014. On a constant currency basis, fourth quarter 2015 total revenue increased 6.8% compared to the same period last year. Full year 2015 total revenue was $811.1 million, a 6.4% increase compared to $762.4 million for the full year 2014. On a constant currency basis, full year 2015 total revenue increased 8.2% compared to the same period last year.

GAAP gross profit for the fourth quarter 2015 was $164.0 million and gross margin was 76.2% compared to a gross profit of $157.8 million and a gross margin of 77.2% for the fourth quarter 2014. GAAP gross profit for the full year 2015 was $616.6 million and gross margin was 76.0% compared to a gross profit of $580.1 million and a gross margin of 76.1% for the full year 2014. Total GAAP operating expenses for the fourth quarter 2015 were $134.5 million compared to $133.3 million for the fourth quarter 2014. Total GAAP operating expenses for the full year 2015 were $477.6 million compared to $561.9 million for the full year 2014.

The Company reported a GAAP net income of $11.5 million, or $0.22 per share, for the fourth quarter 2015 compared to a GAAP net income of $7.5 million, or $0.15 per share, for the fourth quarter 2014. The Company reported a GAAP net income of $66.3 million, or $1.26 per share, for the full year 2015 compared to a GAAP net loss of $(16.7) million, or $(0.36) per share, for the full year 2014.

On a non-GAAP basis, the Company reported net income of $18.0 million, or $0.35 per share, for the fourth quarter 2015 compared to net income of $13.0 million, or $0.26 per share, for the fourth quarter 2014. On a non-GAAP basis, the Company reported net income of $66.9 million, or $1.31 per share, for the full year 2015 compared to net income of $33.3 million, or $0.67 per share, for the full year 2014.

Cash, cash equivalents and short and long-term marketable securities were approximately $470.1 million at December 31, 2015.

Ellipse Technologies Acquisition Completion

NuVasive also announced the successful completion of its acquisition of Ellipse Technologies, Inc., a privately held medical technology company focused on revolutionizing procedural solutions for complex skeletal deformity. Under the terms of the deal, the Company acquired Ellipse Technologies for a $380 million upfront cash payment and a potential $30 million milestone payable in 2017 related to the achievement of specific revenue targets.

The acquisition reinforces NuVasive’s focus on transformative spine solutions to improve patient outcomes and extends its position as a global spine leader with a comprehensive approach to the fast-growing complex deformity market. Ellipse Technologies’ magnetic growing rod technology is currently receiving rapid adoption in the pediatric deformity and orthopedic markets, providing for new growth opportunities beyond NuVasive’s current portfolio of winning solutions that address adult degenerative and deformity spinal conditions.

The acquisition is expected to accelerate NuVasive’s revenue growth to high single-digits and be accretive to non-GAAP diluted earnings per share by approximately $0.01 in 2016. For 2015, Ellipse Technologies generated revenues of approximately $44 million and 2016 revenues are expected to be approximately $53 million on a reported basis and approximately $60 million on a pro forma basis as the company continues its exceptional growth trajectory.

Annual Guidance for 2016

The Company provided the following updated projections to its full year 2016 guidance, which is inclusive of its acquisition of Ellipse Technologies as of February 11, 2016:

•

Revenue of approximately $923.0 million, or approximately 13.8% growth compared to revenue of $811.1 million for 2015, which includes approximately $53 million of revenue contribution from Ellipse Technologies;

•	Non-GAAP diluted earnings per share of approximately $1.48, an increase of approximately 13.3% compared to non-GAAP diluted earnings per share of $1.31 for 2015;

•	Non-GAAP operating profit margin of approximately 15.8%, an increase of approximately 40 basis points compared to 15.4% for 2015;

•	Adjusted EBITDA margin of approximately 25.4%, an increase of approximately 20 basis points compared to 25.2% for 2015; and

•	Non-GAAP effective tax expense rate of approximately 41.0%.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance

	2015	2016
	Actuals	Guidance [1]
GAAP earnings (loss) per share	$1.26	$1.02
Impact of treasury method on convertible notes [2]	0.03	0.05

Adjusted GAAP earnings (loss) per share, adjusted to diluted share count	$1.30	$1.07
Amortization of intangible assets	0.14	0.16
Leasehold related charges	0.04	—
Litigation liability	(0.49)	—
CEO transition related costs	0.04	—
One-time and acquisition related items [3]	0.09	0.05
Non-cash interest expense on convertible notes	0.19	0.20

Non-GAAP earnings per share	$1.31	$1.48

GAAP Weighted shares outstanding - basic	48,687	49,984

GAAP Weighted shares outstanding - diluted	52,424	55,115

Non-GAAP Weighted shares outstanding - diluted [2]	51,110	52,616

1	Effective tax expense rate of ~42% applied to GAAP earnings and ~41% applied to Non-GAAP earnings
2	Excludes the impact of share dilution of the convertible bond for which the Company has a hedge in place but is considered anti-dilutive under US GAAP in weighted average shares outstanding
3	Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of Non-GAAP Operating Margin %

(in thousands, except %)	2015 Actuals	2016 Guidance
Non-GAAP Gross Margin % [A]	76.0%	76.9%
GAAP Gross Margin [D]	76.0%	76.9%

Non-GAAP Sales, Marketing & Administrative Expense [B]	56.4%	55.5%
Leasehold related charges	0.5%	0.0%
CEO transition related costs	0.4%	0.0%
One-time and acquisition related items [1]	0.8%	0.4%

GAAP Sales, Marketing & Administrative Expense [E]	58.1%	55.9%

Non-GAAP Research & Development Expense [C]	4.3%	5.6%
One-time and acquisition related items [1]	0.1%	0.0%

GAAP Research & Development Expense [F]	4.4%	5.6%

Litigation liability [G]	(5.2%)	0.0%
Amortization of intangible assets [H]	1.5%	1.4%

Non-GAAP Operating Margin % [A-B-C]	15.4%	15.8%

GAAP Operating Margin % [D-E-F-G-H]	17.1%	13.8%

[1]	Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of EBITDA %

(in thousands, except %)	2015 Actuals	2016 Guidance
Net Income / (Loss)	8.2%	6.1%
Interest (income) / expense, net	3.4%	3.5%
Provision for income taxes	5.8%	4.4%
Depreciation and amortization [1]	8.1%	8.0%

EBITDA	25.5%	21.9%
Non-cash stock based compensation	3.1%	3.0%
Leasehold related charges	0.5%	0.0%
Litigation liability	(5.2%)	0.0%
CEO transition related costs [2]	0.4%	0.0%
One-time and acquisition related items [3]	0.9%	0.4%

Adjusted EBITDA	25.2%	25.4%

[1]	Included in leasehold related charges are accelerated depreciation as a result of early leasehold terminations, which thereby were excluded from the depreciation line
[2]	Included in CEO related transition costs are $1.2m of stock based compensation charges, which thereby were excluded from the non-cash stock based compensation line
[3]	Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, leasehold related charges, integration related expenses associated with acquired businesses, one-time restructuring and acquisition related items, CEO transition related costs, certain litigation charges and non-cash interest expense and or losses on convertible notes. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, leasehold related charges, integration related expenses associated with acquired businesses, CEO transition related costs, certain litigation liabilities, acquisition related items and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Fourth Quarter 2015 Results

GAAP Earnings per Share to Non-GAAP Earnings per Share

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$11,503	$0.23
GAAP impact of change from basic to diluted share count			(0.02)

GAAP net income, adjusted to diluted share count			0.22

Impact of treasury method on convertible notes [1]			0.01
Amortization of intangible assets [2]	3,156	1,894	0.04
Leasehold related charges	677	406	0.01
Litigation liability	681	409	0.01
One-time and acquisition related items [3]	2,325	1,395	0.03
Non-cash interest expense on convertible notes	4,057	2,434	0.05

Non-GAAP earnings		$18,041	0.35

GAAP weighted shares outstanding - basic			49,025

GAAP weighted shares outstanding - diluted			53,086

Non-GAAP weighted shares outstanding - diluted [1]			51,428

[1]

Excludes the impact of share dilution of the convertible bond for which the Company has a hedge in place but is considered anti-dilutive under US GAAP in weighted average shares outstanding (1,658k shares)

[2]	Certain intangibles are excluded in the non-GAAP calculation through the adjustment of non-controlling interest
[3]	Acquisition related items include expenses associated with M&A related activity and as incurred non-recurring items

Reconciliation of Full Year 2015 Results

GAAP Earnings per Share to Non-GAAP Earnings per Share

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		66,291	$1.36
GAAP impact of change from basic to diluted share count			(0.10)

GAAP net income, adjusted to diluted share count			1.26

Impact of treasury method on convertible notes [1]			0.03

Amortization of intangible assets [2]	12,193	7,316	0.14
Leasehold related charges	3,712	2,227	0.04
Litigation liability	(41,826)	(25,096)	(0.49)
CEO transition related costs	3,563	2,138	0.04

One-time and acquisition related items [3]	7,572	4,543	0.09
Non-cash interest expense on convertible notes	15,795	9,477	0.19

Non-GAAP earnings		$66,896	$1.31

GAAP weighted shares outstanding - basic			48,687

GAAP weighted shares outstanding - diluted			52,424

Non-GAAP weighted shares outstanding - diluted [1]			51,110

[1]

Excludes the impact of share dilution of the convertible bond for which the Company has a hedge in place but is considered anti-dilutive under US GAAP in weighted average shares outstanding (1,314k shares)

[2]	Certain intangibles are excluded in the non-GAAP calculation through the adjustment of non-controlling interest
[3]	Acquisition related items include expenses associated with M&A related activity and as incurred non-recurring items

Reconciliation of Fourth Quarter and Tweleve Months 2015 Results

GAAP net income to Adjusted EBITDA

	Three months ended	Tweleve months ended
(in thousands, except per share data)	December 31, 2015	December 31, 2015
GAAP net income	$11,503	$66,291
Interest (income) / expense, net	6,939	27,489
Provision for income taxes	11,397	46,729

Depreciation and Amortization [1]	16,588	65,593

EBITDA	$46,427	$206,102

Non-cash stock based compensation [2]	5,633	24,970
Leasehold related charges	677	3,712
Litigation liability	681	(41,826)
CEO related transition costs	—	3,563
One-time and acquisition related items	2,325	7,572

Adjusted EBITDA	$55,743	$204,093

As a percentage of revenue	25.9%	25.2%

[1]	Certain intangibles are excluded in the non-GAAP calculation through the adjustment of non-controlling interest
[2]	Included in CEO related transition costs are $1.2m of stock based compensation charges, which thereby were excluded from the non-cash stock based compensation line in the twelve months ended

Investor Conference Call

The Company will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its fourth quarter and full year 2015 financial performance. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website through March 11, 2016. In addition, a telephone replay of the call will be available until February 18, 2016. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 13629350.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally-integrated solutions for the spine. NuVasive has emerged from a small startup to become the #3 player in the more than $9 billion global spine market and remains focused on market share-taking strategies as the Company continues on its path to become the industry’s leading spine company. NuVasive offers a comprehensive spine portfolio of more than 90 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS®, platform for lateral spine fusion. MAS was designed to provide safer, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the fourth quarter and full year 2015, as well as projections for 2016 financial guidance and longer-term financial performance goals. The numbers for the fourth quarter and full year 2015 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2016 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with the acquisition of Ellipse Technologies, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; the risk that Ellipse Technologies will not be integrated successfully or that the benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; and those other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)
Revenue	$215,282	$204,324	$811,113	$762,415
Cost of goods sold (excluding below amortization of intangible assets)	51,233	46,509	194,479	182,358

Gross profit	164,049	157,815	616,634	580,057
Operating expenses:
Sales, marketing and administrative	121,733	120,828	464,530	468,285
Research and development	8,606	9,396	35,851	37,986
Amortization of intangible assets	3,479	3,030	12,516	13,571
Impairment of intangible assets	—	—	—	10,708
Litigation liability (gain) loss	681	—	(41,826)	30,000
Business transition costs	6	—	6,480	1,363

Total operating expenses	134,505	133,254	477,551	561,913
Interest and other expense, net:
Interest income	464	277	1,589	968
Interest expense	(7,403)	(7,102)	(29,078)	(27,911)
Other income (expense), net	(105)	(93)	425	(2,411)

Total interest and other expense, net	(7,044)	(6,918)	(27,064)	(29,354)

Income (loss) before income taxes	22,500	17,643	112,019	(11,210)
Income tax expense	(11,397)	(10,351)	(46,729)	(6,286)

Consolidated net income (loss)	$11,103	$7,292	$65,290	$(17,496)

Add back net loss attributable to non-controlling interests	$(400)	$(181)	$(1,001)	$(776)

Net income (loss) attributable to NuVasive, Inc.	$11,503	$7,473	$66,291	$(16,720)

Net income (loss) per share attributable to NuVasive, Inc.:
Basic	$0.23	$0.16	$1.36	$(0.36)

Diluted	$0.22	$0.15	$1.26	$(0.36)

Weighted average shares outstanding:
Basic	49,205	47,249	48,687	46,715

Diluted	53,087	50,621	52,424	46,715

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$192,339	$142,387
Short-term marketable securities	165,423	220,329
Accounts receivable, net of allowances of $5,320 and $5,844, respectively	127,595	118,959
Inventory, net	168,140	154,638
Prepaid income taxes	40,540	11,321
Prepaid expenses and other current assets	8,790	10,325

Total current assets	702,827	657,959
Property and equipment, net	141,441	128,565
Long-term marketable securities	112,332	43,042
Intangible assets, net	85,076	96,555
Goodwill	154,281	154,443
Deferred tax assets, non-current	67,051	111,354
Restricted cash and investments	5,615	123,233
Other assets	21,026	26,420

Total assets	$1,289,649	$1,341,571

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$60,986	$133,324
Accrued payroll and related expenses	37,641	38,032
Litigation liabilities	—	30,000
Income tax liabilities	990	12,740

Total current liabilities	99,617	214,096
Senior convertible notes	376,542	360,746
Deferred and income tax liabilities, non-current	8,602	11,441
Non-current litigation liabilities	88,261	93,700
Other long-term liabilities	14,425	13,230
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at December 31, 2015 and 2014, respectively, 52,616,471 and 47,691,744 issued and outstanding at December 31, 2015 and 2014, respectively	53	48
Additional paid-in capital	989,387	847,145
Accumulated other comprehensive loss	(12,112)	(9,670)
Accumulated deficit	(120,647)	(186,938)
Treasury stock at cost; 3,316,794 shares and 233,369 shares at December 31, 2015 and December 31, 2014, respectively	(161,788)	(10,537)

Total NuVasive, Inc. stockholders’ equity	694,893	640,048
Non-controlling interests	$7,309	$8,310

Total equity	$702,202	$648,358

Total liabilities and equity	$1,289,649	$1,341,571

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2015	2014
Operating activities:
Consolidated net income (loss)	$65,290	$(17,496)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65,915	65,837
Deferred income tax (benefit) expense	34,757	(23,231)
Amortization of non-cash interest	17,851	16,490
Stock-based compensation	26,203	33,687
Impairment of intangible assets	—	10,708
Reserves on current assets	9,454	1,856
Other non-cash adjustments	17,582	13,191
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(9,463)	(18,465)
Inventory	(25,984)	(21,343)
Prepaid expenses and other current assets	1,239	(5,183)
Accounts payable and accrued liabilities	7,741	5,855
Accrued payroll and related expenses	(192)	7,179
Accrued royalties	(46,092)	12,410
Litigation liability	(36,270)	30,000
Income taxes	(39,304)	4,053

Net cash provided by operating activities	88,727	115,548
Investing activities:
Acquisitions and other investments	(1,357)	(500)
Purchases of intangible assets	(32,020)	—
Proceeds from sales of property and equipment	40	241
Purchases of property and equipment	(75,772)	(58,424)
Purchases of marketable securities	(427,945)	(217,158)
Proceeds from marketable securities	411,471	174,816
Purchases of restricted investments	(62,625)	(3,800)
Proceeds from restricted investments	180,694	—

Net cash used in investing activities	(7,514)	(104,825)
Financing activities:
Incremental tax benefits related to stock-based compensation awards	15,185	11,896
Proceeds from the issuance of common stock	12,106	23,354
Payment of contingent consideration	(514)	(498)
Purchase of treasury stock	(56,929)	(3,782)
Other financing activities	(192)	(693)

Net cash provided by (used in) financing activities	(30,344)	30,277
Effect of exchange rate changes on cash	(917)	(1,438)

Increase (decrease) in cash and cash equivalents	49,952	39,562
Cash and cash equivalents at beginning of year	142,387	102,825

Cash and cash equivalents at end of year	$192,339	$142,387